United States

Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 10, 2016

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2016, the Compensation Committee of the Board of Directors of Realty Income Corporation (the “Company”) approved special one-time grants of restricted share and restricted share units to 29 employees to reward exceptional performance during 2016 and to promote continued retention. The awards covered 92,117 shares of the Company’s common stock in the aggregate and included the following grants to the Company’s named executive officers: John P. Case 18,423 restricted shares, Sumit Roy 9,211 restricted shares, Paul M. Meurer 3,685 restricted shares, Michael R. Pfeiffer 3,685 restricted share units, and Neil Abraham 3,685 restricted shares. The awards vest in four equal installments on each anniversary of the grant date subject to continued employment through each vesting date and are subject to the terms and conditions of the Company’s 2012 Stock Incentive Award Plan and applicable award agreements, including accelerated vesting under certain circumstances as set forth in the award agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2016	REALTY INCOME CORPORATION
	By:	/s/ Michael R. Pfeiffer
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary